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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ARCHSTONE-SMITH TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

News Release

Contact:	David Pendery 800-982-9293 • 303-708-5959

Archstone-Smith Amends Merger Agreement with Tishman Speyer Partnership
—Transaction expected to close October 5, 2007

        DENVER—August 6, 2007—Archstone-Smith Trust (NYSE:ASN) today announced that it has amended its agreement and plan of merger dated as of May 28, 2007 among Archstone-Smith, Archstone-Smith Operating Trust, and affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., pursuant to which an entity jointly controlled by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc. has agreed to acquire Archstone-Smith.

        Pursuant to the amendment, the parties are not required to complete the closing of the mergers during the period beginning on August 15, 2007 and ending on October 4, 2007. Prior to the amendment, the buyer parties would not have been required to close the mergers between August 15, 2007 and August 31, 2007. The consummation of the mergers is currently expected to occur on or about October 5, 2007, but remains subject to customary closing conditions including, among other things, compliance with European antitrust regulations and the approval of the Archstone-Smith merger by the affirmative vote of the holders of at least a majority of Archstone-Smith's outstanding common shares. The closing of the mergers is not subject to a financing condition.

        The amendment does not change the consideration to be received by the holders of Archstone-Smith's common shares. Holders of Archstone-Smith's common shares still will be entitled to receive in the merger $60.75 in cash for each common share that they hold immediately prior to the effective time of the merger. In addition, in connection with the merger of Archstone-Smith Operating Trust, holders of Archstone-Smith Operating Trust's Class A-1 common units will continue to receive, for each such unit, one newly issued Series O preferred unit of Archstone-Smith Operating Trust or, if they so elect, a cash payment equal to $60.75, without interest, for each Class A-1 common unit that they own or a combination of Series O preferred units and the cash consideration.

        In addition, Archstone-Smith has received communications on behalf of certain unitholders in Archstone-Smith Operating Trust alleging, among other things, that the requirement that such unitholders release Archstone-Smith and the buyer parties from any claims under any of their previously existing tax protection agreements with Archstone-Smith in order to be able to elect to receive the cash merger consideration was not permissible, and threatening to seek injunctive relief and monetary damages. Under the amendment to the merger agreement, Archstone-Smith and the buyer parties have agreed that such release would no longer be required for unitholders to elect to receive the cash merger consideration.

        A special meeting of Archstone-Smith's common shareholders has been scheduled for Tuesday, August 21, 2007 at 12:00 noon, local time, in Denver, Colorado, for the purpose of voting on the proposed Archstone-Smith merger and the other transactions contemplated by the merger agreement. Neither Archstone-Smith nor any of its affiliates can give any assurance that the merger will be approved by its common shareholders or that any of the other conditions to the closing of the mergers will be met.

        The transaction is being financed by equity provided by Tishman Speyer with the balance of the debt and equity capital provided and arranged by Lehman Brothers Holdings, Inc., Banc of America Strategic Ventures, Inc. and Barclays Capital.

        Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. The company's portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay Area, the New York metropolitan area, Seattle and Boston. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers—backed by unconditional service guarantees. As of June 30, 2007, the company owned or had an ownership position in 348 communities, representing 87,631 units, including units under construction.

# # #

Safe Harbor Statement

        This press release and the accompanying supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates and projections about the industry, markets in which Archstone-Smith operates, management's beliefs, assumptions made by management and the transactions described in this press release. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. These risks include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of pending legal proceedings instituted against Archstone-Smith, its trustees and certain members of management; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, compliance with European anti-trust regulations, and the effectiveness of the registration statement relating to the issuance of Series O Preferred Units in the operating trust merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (7) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth under "Risk Factors" in Archstone-Smith's 2006 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Additional Information About the Transactions and Where to Find It

        This press release is being made in respect of the proposed merger transactions involving Archstone-Smith and Archstone-Smith Operating Trust. On July 13, 2007, Archstone-Smith filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the proposed merger. The proxy statement was mailed on or about July 14, 2007 to Archstone-Smith's shareholders of record as of the close of business on July 12, 2007. Archstone-Smith Trust urges investors and shareholders to read the proxy statement and any other relevant documents filed by Archstone-Smith with the SEC because they will contain important information. Separately, Archstone-Smith Operating Trust has filed a preliminary prospectus/information statement with the SEC in connection with the proposed Archstone-Smith Operating Trust merger transaction. Archstone-Smith Operating Trust urges investors and unitholders to read the final prospectus/information statement when it becomes available and any other relevant documents filed by Archstone-Smith Operating Trust with the SEC because they will contain important information. The final prospectus/information statement will be mailed to Archstone-Smith Operating Trust unitholders.

        The definitive proxy statement, prospectus/information statement and other documents filed with the SEC are available free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Archstone-Smith and Archstone-Smith Operating Trust are available free of charge on the investor relations portion of Archstone-Smith's website at www.archstonesmith.com, or by contacting Investor Relations, Archstone-Smith Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112 (telephone: 1-800-982-9293).

        Archstone-Smith and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger transaction. The names of Archstone-Smith's trustees and executive officers and a description of their interests in Archstone-Smith is set forth in the definitive proxy statement for its annual meeting of shareholders, which was filed with the SEC on April 11, 2007. Investors, shareholders and unitholders can obtain updated information regarding the direct and indirect interests of Archstone-Smith's trustees and executive officers in the Archstone-Smith merger by reading the definitive proxy statement related to the merger transaction.

        This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Archstone-Smith Amends Merger Agreement with Tishman Speyer Partnership —Transaction expected to close October 5, 2007